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                            EXHIBIT 24


                    LIMITED POWER OF ATTORNEY

     The undersigned, in his or her capacity as a director or officer, or both, as the case may be, of Dakota Telecommunications Group, Inc., does hereby appoint THOMAS W. HERTZ and CRAIG A. ANDERSON, and either of them, his or her attorney or attorneys with full power of substitution to execute in his or her name, in her or her capacity as a director or officer, as the case may be, of Dakota Telecommunications Group, Inc., a Form SB-2 Registration statement of Dakota Telecommunications Group, Inc. for the issuance of up to $5 million in common stock, any and all pre-effective of post-effective amendments to such Registration Statement, and to file the same with all exhibits thereto and all other documents in connection therewith with the Securities and Exchange Commission.

Dated September 30, 1997.

                              /s/James H. Jibben
                              James H. Jibben

                              /s/John A. Schaefer
                              John A. Schaefer

                              /s/Palmer O. Larson
                              Palmer O. Larson

                              /s/Jeffrey Parker
                              Jeffrey Parker

                              /s/Jeffrey J. Goeman
                              Jeffrey J. Goeman

                              /s/Edward D. Christensen, Jr.
                              Edward D. Christensen, Jr.

                              /s/Dale Q. Bye
                              Dale Q. Bye

                              /s/Ross L. Benson
                              Ross L. Benson

                              /s/John (Jack) A. Roth
                              John (Jack) A. Roth